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CLI-1027331v8
                          PURCHASE INCENTIVE AGREEMENT

                  This Purchase Incentive Agreement, dated as of November 27, 2002 (this "Purchase Incentive Agreement"), by and between Sterling Semiconductor, Inc. ("Seller") and Dow Corning Enterprises, Inc. ("Buyer"):

                             BACKGROUND INFORMATION

                  WHEREAS, Seller has filed a petition for relief under chapter 11 of the United States Bankruptcy Code, 11 U.S.C. ss.ss. 101-1330 (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") and is operating its business as debtor in possession in case 02-12473;

                  WHEREAS, simultaneously with the execution and delivery of this Purchase Incentive Agreement, Seller and Buyer are entering into an Asset Purchase Agreement (the "Purchase Agreement"), a copy of which (without exhibits and schedules) is attached to this Purchase Incentive Agreement as Exhibit A;

                  WHEREAS, the Purchase Agreement provides for the purchase of certain assets of Seller and the assumption of certain liabilities of Seller by Buyer, on the terms and conditions set forth in the Purchase Agreement; and

                  WHEREAS, it is a condition precedent to Buyer's obligations under the Purchase Agreement that the Bankruptcy Court enter an order approving this Purchase Incentive Agreement (the "Sale Procedures Order").

                             STATEMENT OF AGREEMENT

                  NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller agrees with Buyer as follows:

1. Definitions. Capitalized terms used in this Purchase Incentive Agreement are used with the meanings ascribed to such terms in the Purchase Agreement.

2. No Solicitation, Etc. During the period from the date of this Purchase Incentive Agreement to the earlier of the Closing Date or the termination of the Purchase Agreement in accordance with Article 10 of the Purchase Agreement, Seller shall not directly, or indirectly through any of its Affiliates, officers, directors, employees, representatives, agents, attorneys or otherwise, initiate or solicit any proposals or offers from any Person (other than the Buyer or its Affiliates) relating to any acquisition of the Business or any of the Acquired Assets or assist any Person (other than the Buyer or its Affiliates) in preparing, structuring or soliciting an offer or proposal relating to an acquisition of the Business or any of the Acquired Assets. Notwithstanding the preceding sentence, Seller may respond to inquiries for information concerning the Business or the Acquired Assets as required under the procedures for any such sale. In the event that Seller receives any offer or proposal regarding an acquisition of the Business or any of the Acquired Assets, Seller shall within two (2) Business Days notify Buyer of such proposal, including the identity of the Person making such proposal and the principal economic terms of such proposal.

3.       Break-Up Fee, Etc.

(a) Break-Up Fee. In the event that, after the Bankruptcy Court enters the Sale Procedures Order: (i) during the term of the Purchase Agreement, the Bankruptcy Court approves any offer or agreement by any Person (other than the Buyer or its Affiliates) to acquire the Business or all or a significant portion of the Acquired Assets; (ii) during the term of the Purchase Agreement, the Bankruptcy Court enters an order permitting the assignment, assumption, cancellation or rejection of any of the Acquired Assets in a manner inconsistent with the Purchase Agreement; or (iii) within the six-month period following the date of termination of the Purchase Agreement, Seller sells the Business or all or a significant portion of the Acquired Assets to any Person (other than Buyer or its Affiliates), then Seller shall pay to Buyer, upon the Closing of the transaction described in (i)-(iii) of this Section 3(a), a fee of $400,000 (the "Fee") in cash, unless the Purchase Agreement has been validly terminated pursuant to Section 10.1(b) of the Purchase Agreement.

(b) Expenses. If the Purchase Agreement is terminated pursuant to Section 10.1(c), (e), (f) or (i) of the Purchase Agreement, then Seller shall promptly reimburse Buyer for its reasonable out-of-pocket expenses incurred in connection with the transactions contemplated by this Purchase Incentive Agreement ("Buyer Expenses"), up to a maximum of $300,000. Unless the Purchase Agreement has been terminated pursuant to Section 10.1(e) of the Purchase Agreement, the Fee shall be reduced by any amounts paid pursuant to this subsection (b).

(c) Superior Transaction. If the Purchase Agreement is validly terminated in accordance with Section 10.1(h) of the Purchase Agreement, then Buyer shall be entitled to a fee of $400,000 and payment of Buyer Expenses up to a maximum of $300,000. If the Fee is or becomes payable under subsection (a) above, it shall be reduced by any amounts paid pursuant to this subsection (c).

(d) Rights. Payment of the Fee and other amounts specified in this Section 3 shall constitute the exclusive damage remedies of Buyer against Seller under this Purchase Incentive Agreement or the Purchase Agreement.

4. Cooperation. Seller and Buyer shall use all reasonable efforts consistent with their obligations under the Bankruptcy Code to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under the Bankruptcy Code and other applicable laws and regulations to consummate and make effective the transactions contemplated by this Purchase Incentive Agreement and the Purchase Agreement, including, without limitation, making all reasonable efforts to obtain approval of this Purchase Incentive Agreement and the Purchase Agreement by the Bankruptcy Court. Seller and Buyer agree that the Fee and other amounts payable by Seller under this Purchase Incentive Agreement are commercially reasonable and necessary to consummate the transactions contemplated by the Purchase Agreement.

5. Due Authorization. Seller, subject to the Bankruptcy Court entering the Sale Procedures Order, and Buyer hereby represent and warrant that this Purchase Incentive Agreement has been duly authorized, executed and delivered on its behalf.

6.       Binding Effect; Priority of Claim; Resolution of Disputes.

                  (a) This Purchase Incentive Agreement shall be binding upon and shall inure to the benefit of the parties to this Purchase Incentive Agreement and their successors and permitted assigns. Neither this Purchase Incentive Agreement nor any of the rights and obligations of the parties under this Purchase Incentive Agreement may be assigned without the consent of all other parties to this Purchase Incentive Agreement; provided, that Buyer may assign its rights under this Purchase Incentive Agreement to any Affiliates of Buyer, but, in such event, Buyer shall continue to be liable for any nonperformance of its obligations under this Purchase Incentive Agreement.

(b) Upon entry of the Sale Procedures Order, any amounts payable by Seller to Buyer pursuant to this Purchase Incentive Agreement shall be accorded the priority of an administrative expense under sections 503 and 507(a)(i) of the Bankruptcy Code.

(c) The Bankruptcy Court shall have exclusive jurisdiction to resolve any disputes with respect to this Purchase Incentive Agreement and the parties to this Purchase Incentive Agreement hereby consent to the jurisdiction of the Bankruptcy Court.

7. Notices. All notices required to be given under this Purchase Incentive Agreement or made with respect to this Purchase Incentive Agreement shall be in writing (including, without limitation, telecommunication transmission), shall be effective when received and shall be addressed as follows:

                  if to Seller:     c/o Uniroyal Technology Corporation
                                    602 Sarasota Quay
                                    Sarasota, Florida  34236
                                    Attention:  Oliver J. Janney
                                    Facsimile:  (941) 362-1833

                  copy to:          The Bayard Firm
                                    222 Delaware Avenue
                                    Suite 900
                                    Wilmington, Delaware  19801
                                    Attention:  Jeffrey M. Schlerf
                                    Facsimile:  (302) 658-6395

                  if to Buyer:      Dow Corning Corporation
                                    2200 West Salzburg Road
                                    Mail #CO1242
                                    Auburn, Michigan  48611
                                    Attention:  Paul A. Marcela
                                    Facsimile:  (989) 496-1709

                  copy to:          Jones, Day, Reavis & Pogue
                                    901 Lakeside Avenue
                                    Cleveland, Ohio  44114
                                    Attention:  William H. Coquillette
                                    Facsimile:  (216) 579-0212

or to such other address as any party to this Purchase Inventive Agreement may designate to the other parties to this Purchase Incentive Agreement in accordance with this Section 7.

8. Counterparts. This Purchase Incentive Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which will constitute the same instrument.

9. Entire Agreement. This Purchase Incentive Agreement and the Purchase Agreement contain the entire understanding between the parties with respect to the transactions contemplated by this Purchase Incentive Agreement and supersede and replace all prior and contemporaneous agreements and understandings, oral or written, with regard to such transactions.

10. Governing Law; Jurisdiction. This Purchase Incentive Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without reference to principles of choice and conflicts of laws.


                     [Signatures are on the following page.]

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CLI-1027331v8
CLI-1027331v8
                  IN WITNESS WHEREOF, Seller and Buyer by its respective officers thereunto duly authorized, have executed this Purchase Incentive Agreement as of the date first above written.

                                   SELLER:

                           STERLING SEMICONDUCTOR, INC.


                    By:   /s/ George J. Zulanas, Jr.
                          _______________________________
                           Name:  George J. Zulanas, Jr.
                           Title:    Vice President and Treasurer


                                   BUYER:


                      DOW CORNING ENTERPRISES, INC.


                    By:   /s/ Jean-Marc Gilson
                        _______________________________
                        Jean-Marc Gilson
                        Vice-President


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